UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Not Applicable	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2015, the Mohegan Tribal Gaming Authority (the “Authority”) implemented certain previously announced changes to its senior executive management structure. Robert J. Soper, age 43, has been appointed as President of the Authority to succeed Mitchell Grossinger Etess, whose planned retirement was announced in November 2014. Mr. Etess will remain as Chief Executive Officer of the Authority for a reduced schedule transition period through September 30, 2015. Mr. Soper previously served as President and Chief Executive Officer of the Authority’s Connecticut property, Mohegan Sun, and will be succeeded by Raymond Pineault, age 49, who has been appointed as Mohegan Sun’s President and General Manager. Mr. Pineault was previously Executive Vice President and Chief Operating Officer of Mohegan Sun.

The Authority has also appointed Thomas P. Burke, age 59, as Chief Operating Officer of the Authority, a newly created position. Mr. Burke previously served as President of the Authority’s management and consulting division, Mohegan Gaming Advisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: April 1, 2015	By:	/s/ Kevin P. Brown
Kevin P. Brown
Chairman, Management Board